UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 1, 2026

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 International Parkway, Fifth Floor, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(585) 736-9400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRME	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 7.01 Regulation FD Disclosure.

As previously disclosed, on February 11, 2026, VerifyMe, Inc., a Nevada corporation (the “Company,” “we” or “us”) entered into an Agreement and Plan of Merger (as subsequently amended, the “Merger Agreement”) with VRME Subsidiary Corp., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Open World Ltd., a Cayman Islands exempted company (“Legacy OpenWorld”).

On October 1, 2026, we issued a press release announcing, among other things, the closing of the Merger. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: October 1, 2026	/s/ Jennifer Cola
	Name:	Jennifer Cola
	Title:	Chief Financial Officer